                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Rockwell Medical Technologies, Inc. on Form S-8 of our report dated March 16, 2006 on the consolidated financial statements of Rockwell Medical Technologies, Inc., appearing in the Annual Report on Form 10-KSB of Rockwell Medical Technologies, Inc. for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ PLANTE & MORAN, PLLC
-------------------------------------
Plante & Moran, PLLC
Auburn Hills, Michigan
July 14, 2006


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